AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF

BRIGHTCUBE, INC.

A NEVADA CORPORATION

ARTICLE I

NAME

The name of the corporation is Brightcube, Inc. (the “Corporation”).

ARTICLE II

RESIDENT AGENT AND REGISTERED OFFICE

The name and address of the Corporation’s resident agent for service of process is American Corporate Enterprises, Inc. 123 West Nye Lane #129, Carson City, Nevada 89706.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE IV

CAPITAL STOCK

4.1 Number of Authorized Shares; Par Value.

The aggregate number of shares, which the Corporation shall have authority to issue, is two hundred (200,000,000) shares to be designated solely as “ Common Stock” with the par value of $.001 per share.

(a) Preferred Stock. No shares of Preferred Stock are currently authorized and zero shares of Preferred Stock are currently outstanding.

(b) Increase or Decrease in Authorized Shares. The total number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote and a unanimous consent of the Board of Directors.

4.2 Common Stock Voting Rights.

The holders of Common Stock shall have the right to one vote for each share of Common Stock then held thereby, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and the bylaws of the Corporation. Corporate actions may be approved and adopted by written consent of the majority of the holders of Common Stock without prior notice to all shareholders.

4.3 No Preemptive Rights. No stockholders of the Corporation shall have any preference, preemptive right or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, that the Board of Directors may determine from time to time.

4.4 Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock and Common Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each such share held equal to the amount fixed and determined in accordance with the respective rights and priorities established by the Board of Directors. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any material part of the assets of the Corporation (that does not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

4.5 Other Rights, Preferences and Privileges of Common Stock

Except as otherwise specifically set forth herein with respect to voting, all shares of Common Stock shall have the same rights, preferences and privileges with respect to dividends, distributions, or any liquidation or dissolution of the Corporation.

4.6 Preferred Stock.

Upon authorization and unanimous consent from the Board of Directors, Preferred Stock may be issued at that time or from time to time, in any one or more series, and in any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

ARTICLE V

DIRECTORS

5.1 Number of Directors:

The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which initially shall consist of one director. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws; provided, however that the number of directors shall not be less than one or exceed seven.

5.2 Interested Directors:

No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated solely by reason of the fact that the director of the Corporation has a direct interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that the Corporation is in compliance with one or more of the conditions of Section Section78.140 of the NRS (or any successor provision thereto).

ARTICLE VI

ELECTION OF DIRECTORS

Unless the bylaws of the Corporation provide for the division of the directors into classes and except as may otherwise be provided in the bylaws of the Corporation, all directors shall be elected to hold office until their respective successors are elected and qualified, or until their earlier resignation or removal, at the annual meeting of the stockholders, within or without the State of Nevada or by written consent and such election need not be by written ballot.

ARTICLE VII

TRANSACTIONS WITH STOCKHOLDERS

6.1 Control share acquisition exemption: The Corporation specifically elects not to be governed by NRS.Section78.378 to NRS.Section78.3793, inclusive, and successor statutory provisions.

6.2 Combination with interested shareholders: The Corporation specifically elects not to be governed by NRS Section 78.411 to NRS Section 78.444, inclusive, and successor statutory provisions.

ARTICLE VIII

ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken at a meeting of stockholders, may be taken by the board of directors without a meeting if, before or after the action, a written consent thereto is signed by a majority of stockholders of the Corporation entitled to vote on said action and the board of directors has approved, authorized or ratified the action by unanimous consent.

ARTICLE IX

LIMITATION OF LIABILITY

To the fullest extent permitted by law, as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, save and except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. The indemnification provided in this article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE X

INDEMNIFICATION

The Corporation may indemnify, to the fullest extent legally permissible under the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article .

ARTICLE XI

BYLAWS

In furtherance and not in limitation of the powers conferred upon the board of directors of the Corporation by the NRS, the board of directors shall have the power to alter, amend, change, add to and repeal, from time to time, the bylaws of the Corporation, subject to the rights of the stockholders entitled to vote with respect thereto to alter, amend, change, add to and repeal the bylaws adopted by the directors of the Corporation.

ARTICLE XII

AMENDMENT OF ARTICLES OF INCORPORATION

In the event the board of directors of the Corporation determines that it is in the Corporation’s best interest to amend these Articles of Incorporation, the board of directors shall adopt a resolution setting forth the proposed amendment and declaring its advisability and submit the matter to the stockholders entitled to vote thereon for the consideration thereof in accordance with the provisions of the NRS and these Articles of Incorporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without concurrence by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.

12.1 Director authorizing Amendment and Restatement of Articles:

The name(s) and address(es) of the current director(s) constituting the board of directors is as follows:

Name Michael F. Manion

Address: 525 Inner Circle

The Villages, Florida 32162

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment and Restatement as of the 21st day of October 2011.

/s/ Michael F. Manion

Michael F. Manion, President, Director and Secretary